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                           NATIONAL VISION ASSOCIATES, LTD.
                        EXECUTIVE DEFERRED COMPENSATION PLAN
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                           NATIONAL VISION ASSOCIATES, LTD.
                        EXECUTIVE DEFERRED COMPENSATION PLAN

                                 Table of Contents
                                                                         Page
ARTICLE I - INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1. Adoption and Name of Plan. . . . . . . . . . . . . . . . . . 1
         1.2. Purposes of Plan.. . . . . . . . . . . . . . . . . . . . . . 1
         1.3. "Top Hat" Pension Benefit Plan.. . . . . . . . . . . . . . . 1
         1.4. Plan Unfunded. . . . . . . . . . . . . . . . . . . . . . . . 1
         1.5. Effective Date.. . . . . . . . . . . . . . . . . . . . . . . 1
         1.6. Administration.. . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II - DEFINITIONS AND CONSTRUCTION. . . . . . . . . . . . . . . . . 3
         2.1. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.2. Number and Gender. . . . . . . . . . . . . . . . . . . . . . 7
         2.3. Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE III - PARTICIPATION AND ELIGIBILITY. . . . . . . . . . . . . . . . 8
         3.1. Participation. . . . . . . . . . . . . . . . . . . . . . . . 8
         3.2. Commencement of Participation. . . . . . . . . . . . . . . . 8
         3.3. Cessation of Active Participation. . . . . . . . . . . . . . 8

ARTICLE IV - DEFERRALS AND COMPANY CONTRIBUTIONS . . . . . . . . . . . . . 9
         4.1. Deferrals by Participants. . . . . . . . . . . . . . . . . . 9
         4.2. Effective Date of Participation Agreement. . . . . . . . . . 9
         4.3. Modification or Revocation of Election by Participant. . . . 9
         4.4. Company Contributions. . . . . . . . . . . . . . . . . . . . 9
         4.5. Hardship Distribution Under 401(k) Plan. . . . . . . . . . .10

ARTICLE V - VESTING, DEFERRAL PERIODS AND EARNINGS ELECTIONS . . . . . . .11
         5.1. Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . .11
         5.2. Election of In-Service Distribution. . . . . . . . . . . . .11
         5.3. Earnings Elections.. . . . . . . . . . . . . . . . . . . . .11

ARTICLE VI - ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . .12
         6.1. Establishment of Bookkeeping Accounts. . . . . . . . . . . .12
         6.2. Subaccounts. . . . . . . . . . . . . . . . . . . . . . . . .12
         6.3. Hypothetical Nature of Accounts. . . . . . . . . . . . . . .12

ARTICLE VII - PAYMENT OF ACCOUNT . . . . . . . . . . . . . . . . . . . . .13
         7.1. Distribution After Deferral Period or Termination
              of Employment. . . . . . . . . . . . . . . . . . . . . . . .13
         7.2. Time of Distribution and Valuation.. . . . . . . . . . . . .13
         7.3. Form of Payment or Payments. . . . . . . . . . . . . . . . .13
         7.4. Accelerated Distribution.. . . . . . . . . . . . . . . . . .14
         7.5. Designation of Beneficiaries.. . . . . . . . . . . . . . . .14

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         7.6. Amendments.. . . . . . . . . . . . . . . . . . . . . . . . .14
         7.7. Change in Marital Status.. . . . . . . . . . . . . . . . . .15
         7.8. No Beneficiary Designation.. . . . . . . . . . . . . . . . .15
         7.9. Unclaimed Benefits.. . . . . . . . . . . . . . . . . . . . .15
         7.10. Hardship Withdrawals. . . . . . . . . . . . . . . . . . . .16
         7.11. Withholding.. . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE VIII - ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . .17
         8.1. Committee. . . . . . . . . . . . . . . . . . . . . . . . . .17
         8.2. General Powers of Administration.. . . . . . . . . . . . . .17
         8.3. Indemnification of Committee.. . . . . . . . . . . . . . . .17
         8.4. Administrative Charges.. . . . . . . . . . . . . . . . . . .17

ARTICLE IX - CLAIMS PROCEDURE. . . . . . . . . . . . . . . . . . . . . . .18
         9.1. Claims.. . . . . . . . . . . . . . . . . . . . . . . . . . .18
         9.2. Claim Decision.. . . . . . . . . . . . . . . . . . . . . . .18
         9.3. Request for Review.. . . . . . . . . . . . . . . . . . . . .18
         9.4. Review of Decision.. . . . . . . . . . . . . . . . . . . . .19
         9.5. Discretionary Authority. . . . . . . . . . . . . . . . . . .19

ARTICLE X - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .20
         10.1. Plan Not a Contract of Employment.. . . . . . . . . . . . .20
         10.2. Non-Assignability of Benefits.. . . . . . . . . . . . . . .20
         10.3. Amendment and Termination.. . . . . . . . . . . . . . . . .20
         10.4. Unsecured General Creditor Status Of Employee.. . . . . . .20
         10.5. Severability. . . . . . . . . . . . . . . . . . . . . . . .21
         10.6. Governing Laws. . . . . . . . . . . . . . . . . . . . . . .21
         10.7. Binding Effect. . . . . . . . . . . . . . . . . . . . . . .21
         10.8. Entire Agreement. . . . . . . . . . . . . . . . . . . . . .21
         10.9. No Guarantee of Tax Consequences. . . . . . . . . . . . . .21
         10.10. Adoption by Affiliates.. . . . . . . . . . . . . . . . . .21









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                         NATIONAL VISION ASSOCIATES, LTD.
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                   ARTICLE I
                                 INTRODUCTION

1.     Introduction

       1.1.    Adoption and Name of Plan.

               The Company adopts the National Vision Associates, Ltd., Executive Deferred Compensation Plan.

       1.2.    Purposes of Plan.

               The purposes of the Plan are to provide deferred compensation for a select group of management or highly compensated Employees of the Company and to provide them the opportunity to maximize their elective contributions to the 401(k) Plan notwithstanding certain restrictions and limitations in the Code.

       1.3.    "Top Hat" Pension Benefit Plan.

               The Plan is an "employee pension benefit plan" within the meaning of ERISA Section 3(2). The Plan is maintained, however, for a select group of management or highly compensated employees and, therefore, is exempt from Parts 2, 3 and 4 of Title 1 of ERISA. The Plan is not intended to qualify under Code Section 401(a).

       1.4.    Plan Unfunded.

               The Plan is unfunded. All benefits will be paid from the general assets of the Company, which will continue to be subject to the claims of the Company's creditors. No amounts will be set aside for the benefit of Plan Participants or their Beneficiaries. Notwithstanding the preceding provisions of this Section 1.4, the Company may at any time transfer assets to a trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust, such transferred amounts shall remain subject to the claims of general creditors of the Company but only in accordance with the terms of such trust. To the extent that assets are held in the trust when a Participant's benefits under the Plan become payable, the Committee shall direct the trustee to make trust assets available to pay such benefits to the Participant. Any payments made to a Participant or Beneficiary from such trust shall relieve the Company from any further obligations under the Plan but only to the extent of such payment.

       1.5.    Effective Date.

               The Plan is effective as of the Effective Date.

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       1.6.    Administration.

               The Plan shall be administered by the Committee.







































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                                   ARTICLE II
                           DEFINITIONS AND CONSTRUCTION

2.     Definitions and Construction.

       2.1.    Definitions.

               For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:

               (a)    Account.

                      "Account" means the bookkeeping account maintained by the Committee on behalf of each Participant pursuant to Article VI.

               (b)    Base Salary.

                      "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed.

               (c)    Base Salary Deferral.

                      "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis and credited to his Account pursuant to
       Section 4.1.

               (d)    Beneficiary.

                      "Beneficiary" means the person or persons designated by the Participant in accordance with Section 7.5.

               (e)    Board.

                      "Board" means the board of Directors of the Company.


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               (f)    Bonus Compensation.

                      "Bonus Compensation" means the amount awarded to a Participant for a Plan Year under the Management Incentive Plan and/or any other bonus arrangement maintained by the Company.

               (g)    Bonus Deferral.

                      "Bonus Deferral" means the amount of a Participant's Bonus Compensation which the Participant elects to have withheld on a pre-tax basis and credited to his account pursuant to Section 4.1.

               (h)    Code.

                      "Code" means the Internal Revenue Code of 1986, as amended.

               (i)    Code Limitation.

                      "Code Limitation" means a limitation imposed by Code
       Section 401(a)(17), Code Section 402(g)(1), and/or Code Section 401(m)(2)(A).

               (j)    Committee.

                      "Committee" means the administrative committee appointed to administer the Plan in accordance with Article VIII.

               (k)    Company.

                      "Company" means National Vision Associates, Ltd., a Georgia corporation, and any successor to it.

               (l)    Company Contribution.

                      "Company Contribution" means the amount of Company contributions, as determined by the Committee on an annual basis, that would have been contributed for and/or allocated to the Participant under the 401(k) Plan but was not so contributed and/or allocated because of a Code Limitation and/or because a portion of the Participant's compensation was Excluded Compensation.

               (m)    Deferral.

                      "Deferral" means a Base Salary Deferral and/or Bonus Deferral.

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               (n)    Deferral Period.

                      "Deferral Period" means the period of time for which a Participant elects to defer receipt of the Deferrals credited to such Participant's Account as specified in Section 5.2. Deferral Periods shall be measured on the basis of Plan Years, beginning with the Plan Year that commences immediately following the Plan Year for which the applicable Deferrals are credited to the Participant's Account.

               (o)    Director.

                      "Director" means a director of the Company.

               (p)    Early Retirement Date.

                      "Early Retirement Date" means the date a Participant voluntarily terminates his employment with the Company on or after he has attained at least fifty-five (55) years of age, but not sixty-five
       (65) years of age, and has completed at lest fifteen (15) years of service (as defined in the 401(k) Plan for vesting purposes).

               (q)    Effective Date.

                      "Effective Date" means October 1, 1997.

               (r)    Employee.

                      "Employee" means any common-law employee of the Company.

               (s)    ERISA.

                      "ERISA" means the Employee Retirement Income
       Security Act of 1974, as amended.

               (t)    Excluded Compensation.

                      "Excluded Compensation" means Deferrals which are not considered compensation under the 401(k) Plan but which would have been considered compensation under the 401(k) Plan if this Plan did not exist.

               (u)    401(k) Plan.

                      "401(k) Plan" means the National Vision Associates, Ltd. Retirement Savings Plan, as amended from time to time.

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               (v)    Level III and Level IV Participants

                      "Level III and Level IV Participants" mean those Employees participating at level III and level IV in the Management Incentive Plan, respectively.

               (w)    Management Incentive Plan.

                      "Management Incentive Plan" means the Company's management incentive plan, as amended from time to time.

               (x)    Participant.

                      "Participant" means each Employee who has been selected for participation in the Plan and who has become a Participant pursuant to Article III.

               (y)    Participation Agreement.

                      "Participation Agreement" means the written agreement pursuant to which the Participant elects the amount of his Base Salary and/or Bonus Compensation to be deferred pursuant to the Plan, the amount of Deferrals which are distributed pursuant to Section 7.1(a) to be contributed to the 401(k) Plan, the Deferral Period, the deemed investment of amounts credited to his Account, and such other matters as the Committee shall determine from time to time.

               (z)    Plan.

                      "Plan" means the National Vision Associates, Ltd. Executive Deferred Compensation Plan, as amended from time to time.

               (aa)   Plan Year.

                      "Plan Year" means the twelve-consecutive month period commencing January 1 of each year ending on December 31. Notwithstanding the foregoing, the first Plan Year shall begin on the Effective Date and end on December 31, 1997.

               (bb)   Retirement Date.

                      "Retirement Date" means the date

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                      (i)    a Participant's employment with Company
               terminates for a reason other than death

                             (A)    on or after he has attained at least
                      sixty-five (65) years of age, or

                             (B)    with the Committee's consent; or

                      (ii) the Participant qualifies for disability under the Company's group long-term disability plan.

               (cc)   Valuation Date.

                      "Valuation Date" means the last business day of each calendar month, the date each Deferral would have been paid but for the election to defer, and each special valuation date designated by the Committee.

       2.2.    Number and Gender.

               Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

       2.3.    Headings.

               The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the rest of the Plan, the text shall control.

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                                   ARTICLE III
                          PARTICIPATION AND ELIGIBILITY

3.     Participation and Eligibility.

       3.1.    Participation.

               Participants in the Plan are those Employees who are (a) subject to the income tax laws of the United States, (b) members of a select group of highly compensated or management Employees of the Company, (c) Level III or Level IV Participants, and (d) selected by the Committee, in its sole discretion, as Participants. The Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of Section 3.3 a Participant shall remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation in the Plan. The Committee may also impose other conditions for eligibility, including, without limitation, the Employee taking and passing a medical examination.

       3.2.    Commencement of Participation.

               Except as provided in the following sentence, an Employee shall become a Participant effective as of the first day of the Plan Year following the date on which his Participation Agreement becomes effective. A newly eligible Employee (because of hire or promotion) who completes a Participation Agreement within thirty (30) days of the date on which his employment commences (or his promotion becomes effective) shall become a Participant as of the date on which his Participation Agreement is effective under Section 4.2.

       3.3.    Cessation of Active Participation.

               Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of any date designated by the Committee. In the event of such cessation, the last sentence of Section 4.1 shall apply as if such cessation had been a termination of employment. Any such Committee action shall be communicated to such Participant prior to the effective date of such action.







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                                   ARTICLE IV
                       DEFERRALS AND COMPANY CONTRIBUTIONS

4.     Deferrals & Company Plan Contributions.

       4.1.    Deferrals by Participants.

               Before the first day of each Plan Year, a Participant may file with the Committee a Participation Agreement pursuant to which such Participant elects to make Deferrals. Participants may defer up to fifteen percent (15%) of their Base Salary and up to fifty percent (50%) of their Bonus Compensation. The Committee may increase the foregoing limitations with respect to one or more Participants for any Plan Year. All Deferrals so elected must be in whole percentages. Any such Participant election shall be subject to rules prescribed by the Committee. Base Salary Deferrals will be credited to the Account of each Participant on the date the Base Salary would have been paid. Bonus Deferrals will be credited to the Account of each Participant on the date the Bonus Compensation would have been paid provided he is an Employee at such time. A Participant whose employment terminates prior to the date the Bonus Compensation, if any, to which he is entitled would have been paid to him will be paid such Bonus Compensation in cash.

       4.2.    Effective Date of Participation Agreement.

               A Participant's Participation Agreement shall become effective on the first day of the Plan Year to which it relates. The Participation Agreement of Employees who are first eligible during a Plan Year shall become effective as of the first day of the month following completion of a Participation Agreement provided the Participation Agreement is completed within thirty (30) days of the date the Employee first becomes eligible. Participation Agreements shall relate only to compensation earned after such agreement is completed, executed and filed with the Committee. If a Participant fails to complete and file with the Committee a Participation Agreement before the first day of the Plan Year in which Participant shall earn the compensation to which the Participation Agreement relates, the Participant shall be deemed to have elected not to make Base Salary Deferrals, and/or Bonus Deferrals for such Plan Year.

       4.3.    Modification or Revocation of Election by Participant.

               A Participant may not change the amount of his Base Salary or Bonus Deferrals during a Plan Year.

       4.4.    Company Contributions.

               For each Plan Year, the Account of each Participant shall be credited with the Company Contributions, if any, determined pursuant to Section 2.1(l).

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       4.5.    Hardship Distribution Under 401(k) Plan.

               A Participant who receives a hardship distribution under the 401(k) Plan shall not be eligible to make Deferrals for a one (1) year period after receipt of the hardship distribution.













































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                                   ARTICLE V
                VESTING, DEFERRAL PERIODS AND EARNINGS ELECTIONS

5.     Vesting, Deferral Periods and Earnings Elections.

       5.1.    Vesting.

               A Participant shall be one hundred percent (100%) vested at all times in the amount of his Account which is attributable to his Deferrals. Company Contributions shall vest in accordance with the 401(k) Plan. All provisions of the Plan relating to the distribution of a Participant's Account shall mean only the vested portion of such Account. Since the Plan is unfunded, the portion of a Participant's Account which is not vested and therefore not distributed with the vested portion of his Account shall remain property of the Company and not be allocated to Accounts of other Participants or otherwise inure to their benefit.

       5.2.    Election of In-Service Distribution.

               If a Participant desires an in-service distribution of all or a percentage of his Deferrals for a Plan Year and earnings or losses thereon, he must so elect on his Participation Agreement. In the case of any such election, the Deferral Period must be for at least five (5) years. If the Participant elects an in-service distribution and is entitled to such a distribution pursuant to such election prior to the events listed in Section 7.1(b), distribution pursuant to such election shall not include Company Contributions and earnings on Company Contributions and must be in a lump sum.

       5.3.    Earnings Elections.

               Amounts credited to a Participant's Account shall be credited or charged with earnings and losses, as the case may be, based on hypothetical investments elected by the Participant. A Participant may elect different investment allocations for new contributions and existing Account balances. Only whole percentages may be elected, the minimum percentage for any allocation is ten percent (10%), and the total elections must allocate one hundred percent (100%) of all new contributions and one hundred percent (100%) of all existing Account balances. Investment elections may be changed once per calendar quarter, effective as of the first day of such quarter, by written direction given to the Committee at least seven (7) days before the start of such quarter. The hypothetical investment alternatives and the procedures relating to the election of such investments, other than those set forth in this Section 5.3, shall be determined by the Committee from time to time. A Participant's Account shall be adjusted as of each Valuation Date to reflect investment gains and losses.


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                                   ARTICLE VI
                                    ACCOUNTS

6.     Accounts.

       6.1.    Establishment of Bookkeeping Accounts.

               A separate bookkeeping Account shall be maintained for each Participant. Such account shall be credited with Deferrals and Company Contributions, credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 5.3, charged with any expenses described in Section 8.4, and charged with distributions made to or with respect to a Participant.

       6.2.    Subaccounts.

               Within each Participant's bookkeeping Account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan.

       6.3.    Hypothetical Nature of Accounts.

               The Account established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only, so that Deferrals and Company Contributions can be credited to the Participant and so that earnings and losses on such amounts so credited can be credited or charged, as the case may be. Except as provided in
Section 1.4, neither the Plan nor any of the Accounts (or subaccounts) shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Board, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant, former Participant, Beneficiary, or any other person.





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                                   ARTICLE VII
                                PAYMENT OF ACCOUNT

7.     Payment of Account.

       7.1.    Distribution After Deferral Period or Termination of Employment.

               Distribution of that portion of a Participant's Account for which an in-service distribution has been elected pursuant to Section 5.2 shall be made at the time specified in such election unless the Participant's employment terminates prior to such time, in which event the remaining provisions of this Section 7.1 shall apply. Except as provided below, a Participant's entire Account shall be distributed to him (or his Beneficiary in the event of his death) following the earliest to occur of the following:

               (a)    the Participant's death;

               (b)    the Participant's Retirement Date;

               (c)    the Participant's Early Retirement Date; or

               (d)    the Participant's other termination of employment.

Notwithstanding the foregoing, if a Participant's Retirement Date is as defined in Section 2.1(bb)(ii), if requested by the Participant and permitted by the Committee, distribution may be deferred up to the earlier of the date specified in Section 2.1(bb)(i)(A) or the Participant's death.

       7.2.    Time of Distribution and Valuation.

               Upon a distributable event described in Section 7.1, the balance of a Participant's Account shall be determined as of the Valuation Date immediately following such event. Distribution will be made or begin to be made as soon as practical after the later of such valuation or sixty
(60) days following the event.

       7.3.    Form of Payment or Payments.

               If the value of the Participant's Account as of the Valuation Date described in Section 7.2 is at least Five Thousand Dollars ($5,000.00), benefits payable after the Participant's Retirement Date or Early Retirement Date shall (subject to the second sentence in (b) below) be paid in the form elected by the Participant. The form elected shall apply to the entire Account. The election may be amended, provided that the amended election does not increase the duration of payments in the previous election and the election is made no later than December 31 of the calendar year prior to his Retirement Date. The forms of distributions are:

               (a)    A lump sum amount; or


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               (b)    Substantially equal monthly installments over a period
       of sixty (60), one hundred twenty (120), or one hundred eighty (180) months or substantially equal annual installments over a period of five (5), ten (10), or fifteen (15) years. Notwithstanding the foregoing, if a Participant's employment termination date is his Early Retirement Date, the installment periods shall be sixty (60), in the case of monthly installments, and five (5), in the case of annual installments. Earnings on the unpaid balance shall continue to be credited to subaccounts at the appropriate earning rate, in accordance with the Participant's investment election.

In all cases other than those described in the first sentence of this
Section 7.3, the form of benefit shall be a lump sum. If a former Participant is receiving an installment form of distribution and dies prior to the distribution of his entire Account, distributions will be continued to his Beneficiary.

       7.4.    Accelerated Distribution.

               Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution of his Account balance, valued as of the end of the month, immediately prior to the month in which such request is made subject to penalty of ten percent (10%) of such balance which shall be forfeited. A Participant who receives a distribution under this Section 7.4 shall not be eligible to make Deferrals until the first day of the second Plan Year which begins after such distribution. The amount payable under this section shall be paid in a lump sum as soon as practical following the receipt of the Participant's written request by the Committee and the valuation of his Account.

       7.5.    Designation of Beneficiaries.

               Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

       7.6.    Amendments.

               Except as provided below, any nonspousal designation of a Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.



       7.7.    Change in Marital Status.

               If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

               (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the individual who is the Participant's spouse on his date of death has consented to it in the manner prescribed above.

               (b) If the Participant is unmarried at death but was married when the designation was made:

                     (i) The designation shall be void if the spouse was named as Beneficiary.

                     (ii) The designation shall remain valid if a nonspouse Beneficiary was named.

               (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the unless the individual who is the Participant's spouse on his date of death has consented to it in the manner prescribed above.

       7.8.    No Beneficiary Designation.

               If any Participant fails to designate a Beneficiary in the manner provided above, or if all the Beneficiaries designated by a deceased Participant die before the Participant dies or before the complete distribution of the Participant's benefits, the Participant's interest in the Plan shall be distributed to the Participant's estate.

       7.9.    Unclaimed Benefits.

               In the case of a benefit payable on behalf of such Participant, if the Committee is unable to locate the Participant or Beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

       7.10.   Hardship Withdrawals.

               A Participant may apply in writing to the Committee for, and the Committee may permit, a hardship withdrawal of all (valued as of the last day of the month prior to the month in which the application is made)


or any part of a Participant's Account if the Committee, in its sole discretion, determines that the Participant has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee, in its sole and absolute discretion. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Committee. The Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based. A Participant who receives a distribution under this Section 7.10 shall not be eligible to make Deferrals until the first day of the second
Plan Year which begins after such distribution and then only if he satisfies the eligibility requirements in Section 3.1.

       7.11.   Withholding.

               All Deferrals and distributions shall be subject to legally required income and employment tax withholding.







                                   ARTICLE VIII
                                  ADMINISTRATION

8.     Administration.

       8.1.    Committee.

               The Plan shall be administered by a Committee which shall be appointed by and serve at the pleasure of the Board or a committee of the Board. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.
The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing. No member of the Committee who is a Participant shall participate in any matter relating to his status as a Participant or his rights or entitlement to benefits as a Participant.

       8.2.    General Powers of Administration.

               The Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Committee shall have discretionary authority to construe and interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Committee may exercise the powers hereby granted in its sole and absolute discretion. The Committee may promulgate such regulations as it deems appropriate for the operation and administration of the Plan. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.

       8.3.    Indemnification of Committee.

               The Company shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

       8.4.    Administrative Charges.

               To the extent not paid by the Company, expenses incurred in the administration and operation of the Plan shall be charged to the Accounts of Participants and their Beneficiaries in proportion to the value of such Accounts.



                                   ARTICLE IX
                                CLAIMS PROCEDURE

9.     Claims Procedure.

       9.1.    Claims.

               A person who believes that he is being denied a benefit to which he is entitled under the Plan (the "Claimant") may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at the Company at its then principal place of business.

       9.2.    Claim Decision.

               Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

               If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

               (a)    The specific reason or reasons for such denial;

               (b) The specific reference to pertinent provisions of the Plan on which such denial is based;

               (c) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

               (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

               (e)    The time limits for requesting a review under Section
       9.3 and for review under Section 9.4 hereof.

       9.3.    Request for Review.

               Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Company (the "Secretary") review the determination of the Committee. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Secretary. If the Claimant does not request a review of the Committee's


determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Committee's determination.

       9.4.    Review of Decision.

               Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Committee's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

       9.5.    Discretionary Authority.

               The Committee and Secretary shall both have discretionary authority to determine a Claimant's entitlement to benefits upon his claim or his request for review of a denied claim, respectively.


















                                   ARTICLE X
                                 MISCELLANEOUS

10.    Miscellaneous.

       10.1.   Plan Not a Contract of Employment.

               The adoption and maintenance of the Plan shall not be or be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall give or be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time; nor shall the Plan give or be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

       10.2.   Non-Assignability of Benefits.

               No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt, judgment, or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

       10.3.   Amendment and Termination.

               The Board may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made which would impair the rights of a Participant with respect to amounts already allocated to his Account. The Board may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his Beneficiary in a lump sum or in equal monthly installments as the Committee determines.

       10.4.   Unsecured General Creditor Status Of Employee.

               The payments to Participant, his Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant, a Beneficiary, or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring

the life of the Participant (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, his Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder.

       10.5.   Severability.

               If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

       10.6.   Governing Laws.

               All provisions of the Plan shall be construed in accordance with the laws of Georgia except to the extent preempted by federal law.

       10.7.   Binding Effect.

               This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

       10.8.   Entire Agreement.

               This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

       10.9.   No Guarantee of Tax Consequences.

               While the Company has established, and will maintain and administer, the Plan, the Company makes no representation, warranty, commitment, or guaranty concerning the income, employment, or other tax consequences of participation in the Plan under federal, state, or local law.

       10.10.  Adoption by Affiliates.

               If approved by the Board, any entity which must be aggregated with the Company under Code Sections 414(b), 414(c), or 414(m) may adopt the Plan. In such case, the term "Company" shall include any such entity except that the term "Board" shall mean only the Board of National Vision Associates, Ltd. Each entity which adopts the Plan shall be the primary obligor with respect to the Plan benefits that are owed to a Participant

who is employed by the adopting entity. If a trust is established in connection with the Plan, each adopting entity shall make contributions to the trust on behalf of the Participants who are employed by such adopting entity.

               IN WITNESS WHEREOF, the Company has caused this Plan to be executed on the 1st day of December, 1997.


                                   NATIONAL VISION ASSOCIATES, LTD.



                                   By:    /s/ Robert W. Stein
                                   Title: Vice President, Human Resources

                              FIRST AMENDMENT
                                   TO THE
                       NATIONAL VISION ASSOCIATES, LTD.
                    EXECUTIVE DEFERRED COMPENSATION PLAN



           Pursuant to Section 10.3 of the National Vision Associates, Ltd. Executive Deferred Compensation Plan ("Plan"), Section 2.1(p) of the Plan is amended, effective October 1, 1997 by adding the following additional sentence to such section:

           "Notwithstanding the foregoing, the Participants named on the attached Exhibit A shall not be required to satisfy the fifteen
           (15) year service requirement."

           IN WITNESS WHEREOF, the Company has caused this instrument to be executed this 31st day of December, 1997.

                            NATIONAL VISION ASSOCIATES, LTD.



                            By:     /s/ Robert W. Stein
                            Title:  Sr. Vice President, Human Resources

                                       EXHIBIT A
                          TO NATIONAL VISION ASSOCIATES, LTD.
                         EXECUTIVE DEFERRED COMPENSATION PLAN


                                    James W. Krause
                                    James Barden
                                    Michael J. Boden
                                    Sandra M. Buffa
                                    Robert Edwards
                                    Mitchell Goodman
                                    Charles M. Johnson
                                    Angus C. Morrison
                                    Robert W. Stein
                                    Michael Thomas
                                    Patric L. Welch